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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-4 of Champion Enterprises, Inc. of our report dated February 5, 1999 relating to the financial statements, which appears in Champion Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 2,1999. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Detroit, Michigan


September 2, 1999








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